ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                4110 North Scottsdale Road, Suite 200
                      Scottsdale, Arizona 85251
                           (602) 874-0448




                           PROXY STATEMENT



              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To Be Held December 16, 1995

TO THE SHAREHOLDERS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), will be held at the Scottsdale Mariott Suites, 7325
E. 3rd Ave., Scottsdale, Arizona, on December 16, 1995, at 10:00 a.m., Mountain Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect eleven (11) Directors of the Company;

     2.   To approve an Incentive Stock Option Plan; and

     3. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of the outstanding Common Stock and Class A Preferred Stock of the Company of record at the close of business on November 15, 1995 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
                                   DEAN A. DOUGLAS
                                   SECRETARY
Scottsdale, Arizona
November 21, 1995


              Alanco Environmental Resources Corporation
                4110 North Scottsdale Road, Suite 200
                      Scottsdale, Arizona 85251
                           (602) 874-0448


                           PROXY STATEMENT


                   ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD DECEMBER 16, 1995

                         GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Scottsdale Marriott Suites, 7325 E. 3rd Ave., Scottsdale, Arizona, on the 16th day of December, 1995 at 10:00 a.m., Mountain Standard Time, and at any adjournment thereof.
It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about November 25, 1995.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995 has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                 SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock and Class A Preferred Stock, voting as a single group with each common or preferred share entitled to one vote. Only shareholders of record at the close of business on November 15, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On November 15, 1995, the Company had 31,015,987 shares of its Common Stock and 26 shares of its Class A Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted. The affirmative vote of a majority of the Company's outstanding voting common stock is necessary to approve the Incentive Stock Option Plan.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND OF MANAGEMENT

The following table presents information with respect to shares of the Company's Common Stock beneficially owned by the Company's Directors and Officers and by all Directors and Officers of the Company as a group and by the nominees for election to the Board of Directors who beneficially own shares in the Company, and by all other persons known by management to own beneficially five percent (5%) or more of the Company's Common Stock as of November 15, 1995. As defined in Rule 13d(d)(1) under the Securities Exchange Act of 1934, beneficial ownership includes shares issued and outstanding, convertible preferred stock and all options and warrants to acquire common stock.

                                         Amount and
  Name and Address                     Nature of Bene-           Percent
of Beneficial Owner                   ficial Ownership           of Class

Lyons Capital Partners, L.P.,
4365 Executive Dr., #740
San Diego, CA 92121,                       6,051,220               19.5%

Peter Van Oosterhout (1)                     895,349                2.9%
2544 Chamberlain Road
Akron, OH 44333

James Ricketts                                10,500                0.033%
4110 N. Scottsdale Rd., #215
Scottsdale, AZ 85251

Norman E. Meyer (2)(3)                       105,500                0.34%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Kevin L. Jones (2)(4)                      1,000,143                3.215%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Dean A. Douglas (2)(3)                        50,000                0.161%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

John E. Haggar (2)(3)                         50,000                0.161%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Larry Nelson (2)(3)                           25,500                0.08%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Harold S. Carpenter (5)                      375,480                1.2%
939 Office Park Road, Suite 120
West Des Moines, IA 50265

Dennis Schlegel (5)                          148,740                0.48%
Ione, Washington

Officers and Directors
as a Group
(7 individuals)                            2,036,492                6.55%

(1) Includes 890,349 shares in the name of River Capital Corporation of which Mr. Van Oosterhout is President. Mr. Van Oosterhout disclaims any beneficial ownership of the above shares.
(2) Does not Includes Options to acquire Shares granted under the Company's Incentive Stock Option Plan and subject to a vote by the Shareholders approving the Incentive Stock Option Plan.
(3) Includes 100,000 shares issueable to Mr. Meyer, 50,000 shares issueable to Mr. Douglas, 50,000 shares issueable to Mr. Haggar and 25,000 shares issueable to Mr. Nelson upon the exercise of Options granted at $0.10 per share pursuant to the Company's Officers and Directors Stock Option Plan.
(4) Includes 541,100 shares held by Arjon Enterprises, Inc., a trust of which Mr. Jones is a beneficiary. Mr. Jones disclaims beneficial ownership of these shares.
(5) Nominee for Director



                VOTING MATTER 1:  ELECTION OF DIRECTORS

The Bylaws presently provide for a Board of Directors of not more than eleven (11) members. The number of Directors of the Company has been fixed at eleven (11)) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the eleven (11) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. All members of the present Board of Directors have been nominated for
re-election except Dean Hough.    The persons named as "proxies" in
the enclosed form of Proxy, who have been designated by Management, intend to vote for the eleven (11) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors.

Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:
                                                         Year First
Name                  Age       Position                 Director

Harold S.Carpenter    61        none                           na

John Connelly         46        none                           na

Steven H. Davis       42        none                           na

Bradley L. Gordon     43        none                           na

Kevin L. Jones        39        Chief Financial Officer       1985

Norman E. Meyer       50        Chief Exec.Officer/Pres.      1994

Larry G. Nelson       36        none                          1995

Peter D VanOosterhout 63        none                          1983

James G. Ricketts     57        Chairman of the Board         1990

Robert J. Scannell    31        none                           na

Dennis Schlegel       45        none                           na

Business Experience of Current  Directors and Officers

Dr. James G. Ricketts: Appointed to the Board of Directors of the Company in April of 1990. Dr. Ricketts is currently Chairman and CEO of Technology Systems International, Inc., a corporation which he founded to develop a prison population tracking and management technology as well as acting as an Independent Consultant to corrections agencies located throughout the United States. Prior to this, Dr. Ricketts served as Director of the Arizona Department of Corrections; Executive Director of the Colorado Department of Corrections; Deputy Secretary to the Florida Department of Corrections as well as numerous other positions in the corrections field. Dr. Ricketts received his Ph.D. from Ohio State University in 1971 in the field of Sociology (Humanities and Human Services). Since January, 1995, Dr. Ricketts has served as Director of Dixie National Corporation, a publicly held company traded on the NASDAQ System.

Norman E. Meyer:   Mr. Meyer joined the Company's Board of Directors
in December, 1994 and was appointed President and Chief Executive Officer of the Company in April, 1995. Mr. Meyer has over twenty-eight years of experience in the insurance industry and for the last fifteen years he has held executive positions of increasing operational responsibility. Since December, 1994, Mr. Meyer has served as Chief Executive Officer and a director of Phoenix Medical Management, Inc., a Phoenix based out-patient, rehabilitation/Surgical facility. Beginning in 1984 and until December 1994, Mr. Meyer served in various positions including Chief Operating Officer, Director and Chairman of the Board of Realistic Adjustment Company, Inc., a Phoenix, Arizona based insurance claims adjusting company. From January, 1995 to May, 1995 Mr. Meyer also served as Vice President of Operations, and remains a Director and Chairman of the Board of Travel Services of America, a Branson, Missouri travel agency. From 1992 to 1994, Mr. Meyer served as consultant to the United Labor Counsel Local 615 Welfare Fund wherein Mr. Meyer advised the Counsel on claims processing. The Union, the Welfare Fund Trustees, the Welfare Fund Insurance Underwriters and Mr. Meyer were named as Defendants in a 1992 civil action filed by the U.S. Department of Labor which alleged breach of fiduciary duty by the Defendants in the operation of the Welfare Fund under the Employee Retirement Income Security Act of 1974(ERISA). Mr. Meyer filed an Answer denying all allegations based upon the fact that Mr. Meyer did not control or serve in the operation of the Welfare Fund and that the Department of Labor's extension of the definition of a "fiduciary" under ERISA to include non-controlling consultants is unwarranted. Mr. Meyer believes there is a high probability of dismissal of the action against him if the matter goes to trial.

Kevin L. Jones: Elected to the position of Secretary - Treasurer and Chief Financial Officer in June of 1992. Mr. Jones served as President of AERC from August of 1985 up to June of 1992. Mr. Jones was elected to the Board of Directors in December, 1987. Mr. Jones has been employed by the Company since 1979 and has served in various capacities. Other public reporting companies that Mr. Jones serves are: Secretary and Director of the Company's majority-owned subsidiary Environetics, Inc.

Peter D. Van Oosterhout: A Director of the Company since 1983, Mr. Van Oosterhout is President of River Capital Corporation, of Cleveland, Ohio, a Small Business Investment Corporation, since 1982. Prior to River Capital Corporation, Mr. Van Oosterhout was President of Clarion Capital (Cleveland, Ohio) from 1973 to 1982.

Larry G. Nelson: Mr. Nelson joined the Company's Board of Directors in April, 1995. Since July, 1995, Mr. Nelson has served as President of the Company's subsidiary, Alanco Financial Services Corporation. Since November, 1993, Mr. Nelson has served as President and as a director of Phoenix Medical Management, Inc., a Phoenix based out-patient, rehabilitation/Surgical facility. From June, 1991 to October, 1993, Mr. Nelson was the Chief Financial Officer for the Gary Hall Eye Surgery Institute, P.C. one of the largest regional ophthalmic surgical institutes in the United States. From September, 1990 to May, 1991, Mr. Nelson was a Litigation Consultant for Coopers & Lybrand. Mr. Nelson holds a Bachelor of Science Degree in Accountancy from San Diego State University and is a Certified Public Accountant licensed in Colorado and Arizona. Mr. Nelson has five years of public accounting, audit and litigation experience and over ten years of diversified, senior level financial management and corporate operations experience.

Dean A. Douglas: Mr. Douglas joined the Company in May, 1995 as Vice President and became Secretary in June, 1995. Mr. Douglas has overall operations responsibility for the Company and its subsidiaries. From February, 1995 to May, 1995, Mr. Douglas was Vice President, Chief Operating Officer for Travel Services of America, Inc., of Branson, Missouri and continues to serve as director. Mr. Douglas is also a Vice President, Secretary-Treasurer of Branson's Center, Inc., of Branson, Missouri. From December, 1994 to May, 1995, Mr. Douglas served as Vice President and Chief Operating Officer for Universal Management Services, Inc., a Phoenix, Arizona based corporate management consulting company. From May, 1992 to January, 1993, Mr. Douglas was the Chief Engineer for the Company. Since May, 1990, Mr. Douglas has been an officer, director and principal shareholder of Joint Development Systems-America, Inc., doing marketing, general business consulting and record producing for Rex Allen, Jr. Mr. Douglas holds a B.S. degree in Geology from Southern Illinois University, an M.S. degree in Geoscience from the University of Arizona and a Masters of Business Administration from the University of Denver.

John E. Haggar: Mr. Haggar has been an employee of the Company since June 1, 1995, and Treasurer since July, 1995. From December 1, 1994, until June 1, 1995, Mr. Haggar was Chief Financial Officer of Universal Management Services, Inc. Previously, Mr. Haggar was a sole practitioner engaged in providing accounting services to the general public in Washington State. Mr. Haggar earned a Bachelor of Science in Business from the University of Minnesota. He is a member of the American Institute of Certified Public Accountants. Since January, 1995, Mr. Haggar has also a director of Dixie National Corporation, a publicly owned company whose stock is traded on the NASDAQ System.


Business Experience of Nominee Directors

Harold S. Carpenter:   Mr. Carpenter is presently the President of
Superiorgas Co. , Des Moines, Iowa which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment company affiliated with
Superiorgas Co.    Mr. Carpenter founded these companies in 1984 and
1980 respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa which is an real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the board of directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bacholors of Science and Commerce degree.

John Connelly: Mr. Connelly is presently a vice president of RAS Securities Corp., a broker-dealer of securities, in La Jolla, California where he serves an institutional investor clientele. He has been with RAS since March, 1995. From June, 1994 to March, 1995, Mr. Connelly was a vice president of the La Jolla, California office of A.T. Brod & Co, a broker-dealer of securities. From June, 1993 to June, 1994, Mr. Connelly was a vice president of the La Jolla, California office of Dickinson & Co., a broker-dealer of securities. From October, 1991 to June, 1993 he was a vice president of the La Jolla, California office of First Wall Street Corp., a broker-dealer of securities. From September, 1988 to October, 1991 Mr. Connelly was a vice president at the La Jolla, California office of Advest, Inc., a
broker-dealer of securities.   Mr. Connelly earned a Bachelors of
Science Degree in Business Administration from Mankato University in
1976,

Steven H. Davis: Mr. Davis is presently and since 1991 has been the President/CEO and a member of the Board of Directors of CET Environmental Services, Inc., of Tustin, California. CET is a publicly owned company engaged in the business of environmental
remediation.    Prior to 1991, Mr. Davis was the Managing Partner with
Lincoln Property Company, Irvine, California with responsibility for more than 3 million square feet of commercial building space in California and Colorado. Mr. Davis has over twenty years of experience in construction, development and financing of real estate and other businesses. Mr. Davis graduated from Brown University and received his Masters of Business Administration from the University of Southern California.

Bradley L. Gordon: Mr. Gordon is presently and since January, 1993 has been the President/CEO and a Board Member of Quality Franchise Systems, Inc., a $20 million franchising company headquartered in Sacramento, California with over 70 operating locations for its Mountain Mike Pizza restaurants. From November, 1983 to September, 1992, Mr. Gordon held positions with Pace Membership Warehouse, Inc., Denver, Colorado including Executive Vice President/Sales, Senior Vice President/Operations and Vice President/Human Resources.. Pace Membership Warehouse was a $5 billion wholesale cash and carry membership club. Mr. Gordon had responsiblity for all operational aspects, managed a staff of six regional vice presidents and national directors of purchasing and marketing. During Mr. Gordon's tenure, Pace grew from 25 to 73 locations nationwide with sales of over $3.5
billion.    From 1975 through 1983 Mr. Gordon held Human Resources
management positions with the Taco Bell Division of PepsiCo., Inc., and the Winchells Donut House Division of Denny's Restaurants, Inc. Mr. Gordon received his Masters of Science Degree in Human Resources Management from the College of Business of the University of Colorado in 1975 and a Bachelors Degree in Business Management for the
University of South Florida 1974.    Mr. Gordon is also on the Board
of Directors of the Kempe Center for the Prevention of Child Abuse in Denver, Colorado and the American Red Cross Denver Chapter. In the course of his position with Quality Franchise Systems, Inc., in November 1994 Mr. Gordon and several other corporations and individuals were named as a defendant in Clark v. O&S Management, et al. , Sacramento Municipal Court, which sought damages in a dispute involving a franchising fee allegedly paid by the Plaintiff. In July, 1995 the case was dismissed upon the Plaintiff's motion. Mr. Gordon believes the case was frivolious and without merit .

Robert J. Scannell: Mr. Scannell is presently and since April, 1990 has been the Founder, President and Chairman of the Board of R.S. Consulting, Inc., a broker-dealer of securities in San Diego, California. In April, 1991, Mr. Scannell founded California Trading Advisors, Inc., which is engaged in the business of exporting general merchandise to Mexico including clothing, computers and soft drinks. It is now the predominant soft drink wholesaler in the Baja California region. From April, 1985 to April, 1990, Mr. Scannell served as a Institutional Investment Broker for Prudential Bache Securities in San Diego, California. Mr. Scannell graduated from National University
cum laude with a B.B.A. degree in Marketing in April, 1985.   Mr.
Scannell presently sits on the Retirement System Board of Administration City of San Diego as a Trustee and Fiduciary for the System's $1.4 billion fund and serves as Chairman of the Investment Committee. Mr. Scannell is also a director of the Galapas Trust, a non profit trust fund which funds youth groups and special olympics in the South San Diego area.

Dennis Schlegel: Since 1987, Mr. Schlegel has been an independent investor in small and start-up companies as well as a consultant to small and start-up business in the areas of corporate management and financing. Prior to Mr. Schlegel owned and operated Schlegel Investment Co., in Des Moines, Iowa and Schlegel Ranch Company, in Ione, Washington, both of which were engaged in land development. Mr. Schlegel attended one year at Drake University until he withdrew to devote his full time to business pursuits.

Committees:  Meetings of the Board

    The Company has an Employment Compensation Committee and an Audit Committee. The Employment Compensation Committee and the Audit Committee were formed in 1995. Messrs. Van Oosterhout, Jones and Ricketts comprise the Employment Compensation Committee and Messrs. Nelson, Jones and Van Oosterhout are the Audit Committee. The Employment Compensation Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan being voted upon by the Shareholders. The Audit Committee serves as a liasion between the Board and the Company's auditor. The Employment Compensation Committee met two times during the fiscal year ended June 30, 1995 and the Audit Committee met two times during the fiscal year ended June 30, 1995. During 1995, the Company also had an Executive Committee composed of Dean Hough, D.R. Ellenbecker and Norman E. Meyer. The Executive Committee was formed in August, 1992 to oversee operations and was disbanded in August, 1995 after meeting six times during the past fiscal year.

    The Company's Board of Directors held eight meetings during the fiscal year ended June 30, 1995, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.

Compliance with Section 16(a) of Securities Exchange Act of 1934

    To the Company's knowledge, during the fiscal year ended June 30, 1995 the Company's Officers and Directors complied with all applicable
Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

Family Relationships

    There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.
                       EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its top executive officers whose compensation exceeded $60,000, which represents all of the executive officers of the Company.

Name of Individual  Capacities Served  Cash Compensation    Stock Options


Norman E. Meyer (1) President, CEO                  $0          100,000
Dean Hough (2)      President, CEO             $48,000          300,000
Harrison Gentry (3) President, CEO            $110,126          200,000
Richard Steinke (4) CEO                        $34,000
Kevin L. Jones (5)  Chief Fin. Officer         $58,500
Dean A Douglas (6)  V-P, Secretary             $ 8,000           50,000
John E. Haggar (7)  Treasurer                  $ 6,000           50,000

(1) Mr. Meyer is presently serving without an employment contract. On October 12, 1995 he was awarded five year options to acquire 100,000 shares of stock pursuant to the Company's Officers and
       Directors Stock Option Plan at a exercise price of $ 0.10.   The
       above information does not include additional five year options to acquire 50,000 of stock granted to Mr. Meyer pursuant to the Company's Incentive Stock Option Plan at an exercise price of $1.8125 per Share. These Options are subject to approval by the Shareholders of the Incentive Stock Option Plan.

(2) Mr. Hough served as President and CEO from December, 1994 to April, 1995 when he stepped down in favor of Mr. Meyer and then assumed management responsiblities for the Company's manufacturing subsidiary and then the Company's restuarant
       equipment subsidiary.   Pursuant to Mr. Hough's employment
       agreement he was to recieve $8,000 per month plus options to purchase 20,000 shares of common stock at $1.00 per share each month until December, 1996. Mr. Hough's employment contract was terminated effective November 1, 1995 and pursuant to the termination provisions and mutually agreed to with the Board, he shall serve for an additional four months and is entitled to receive options to acquire a total of 300,000 shares of the Company's common stock exerciseable at $1 per share.

(3) Mr. Gentry was elected President/COO in February, 1994 and was elected to the additional position o f CEO in October, 1994. Mr. Gentry held these positions until December, 1994. In February, 1995, Mr. Gentry was awarded stock options to acquire 200,000 shares of Stock exerciseable at $1.00 per share.

(4)    Mr. Steinke served as CEO from July, 1994 to October, 1994.

(5) Mr. Jones receives $6,000 per month for his services as Chief Financial Officer and Chief Executive Officer of the Company's manufacturing subsidiary. On September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Incentive Stock Option Plan at a exercise price of $ 1.8125, the closing bid price on the date of grant. These Options are subject to the approval by the Shareholders of the Incentive Stock Option Plan.

(6) Mr. Douglas receives $6,000 per month for his services as Vice President and Secretary. On September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $ 0.10. The above does not include options to acquire an additional 50,000 shares granted under the Company's Incentive Stock Option Plan which are subject to approval of the Incentive Stock Option Plan by the Shareholders.

(7)    Mr. Haggar receives $6,000 per month for his services as
       Treasurer.   On September 27, 1995 he was awarded five year
       options to acquire 50,000 shares of stock pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $ 0.10. The above does not include options to acquire an additional 50,000 shares granted under the Company's Incentive Stock Option Plan which are subject to approval of the Incentive Stock Option Plan by the Shareholders.




Compensation of Directors

    Directors are entitled to receive all out of pocket expenses incurred for attendance at Board or Committee meetings. In addition, all Directors, not otherwise employed or compensated by the Company, are entitled to receive $500 for each Board Meeting attended which may be taken as either cash, common stock at $1 per share or in health insurance benefits. In May, 1995 the Board of Directors reduced the prior Directors Fees of $1,500 to the present $500. Pursuant to these directors fees, during the fiscal year ended June 30, 1995 and for accrued but unpaid directors fees from prior fiscal years, Mr. Ricketts was issued 9,500 shares of common stock, Mr. Van Oosterhout was issued 5,000 shares of common stock, Mr. Meyer was issued 5,000 shares of common stock and Mr. Nelson was issued 500 shares of common stock. In addition, since August, 1995, Mr. Ricketts has received a fee of $3,000 per month for being Chairman of the Board. On October 12, 1995 Norman Meyer was awarded five year options to acquire 100,000 shares of stock and on September 27, 1995 Larry Nelson was awarded five year options to acquire 25,000 shares of stock both pursuant to the Company's Directors and Officers Stock Option Plan at an exercise price of $0.10 per share. Messrs. Meyer, Jones and Nelson in their capacities as Key Employees have also each been granted options to acquire an additional 50,000 shares under the Company's Incentive Stock Option Plan which are subject to approval of the Incentive Stock Option Plan by the Shareholders.

Other Arrangements

There are no other arrangements pursuant to which the Company's
Directors receive compensation from the Company for services as Directors.

Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

Transactions with Management

    The Company entered into the following transactions with entities in which certain of the Company's officers and directors may have a direct or indirect interest.

    In June, 1995, the Company issued 390,400 shares of its common stock to River Capital Corporation upon the exercise of a common stock purchase warrant issued to River Capital in 1990. The Company received proceeds of $244,000 from the exercise of the warrant. Peter VanOosterhout, a director of the Company is also the sole officer and director of River Capital Corporation.

    In December, 1994, the Company exchanged a Note Receivable in the principal amount of $850,000 from Phoenix Medical Management, Inc.(PMM), for seventy percent (70%) of the outstanding common stock of PMM. Norman E. Meyer, a director of the Company and its President and Chief Executive Officer became a director of PMM following the transaction in order to represent Alanco's interest . Larry Nelson had been a director of PMM prior to the exchange and subsequently became a director of the Company and executive officer of Alanco Financial Services Corp. In addition, Mr. Nelson owns approximately 12% of the outstanding common stock of PMM. Subsequent to the acquisition of the interest in PMM, the Company sold a substantial portion of its investment for a Note Receivable and presently owns approximately 8% of the outstanding common stock of PMM.

    In May, 1995, the Company acquired 100% of the capital stock of Unique Systems, Inc., doing business as National Affiliated Adjustment Company (NAAC) from KD International, Ltd., in exchange for 1,750,370 shares of the Company's common stock and 26 Shares of the Company's Class A Preferred Stock. Subsequent to the Company's acquisition and in a transaction independent of the Company's acquisition, Katherine Meyer, the wife of Norman E. Meyer, a director of the Company and its President and Chief Executive Officer, acquired the the Class A Preferred Stock. Mrs. Meyer is the Chief Executive Officer and President of NAAC.




 Independent Auditors

Billie J. Allred, Certified Public Accountant served as the Company's auditor for the fiscal year ended June 30, 1995. Mr. Allred is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and be available at that time to respond to appropriate questions.

            VOTING MATTER 2:  INCENTIVE STOCK OPTION PLAN

    The Shareholders are being asked to approve the Company's 1995 Incentive Stock Option Plan (the Plan). The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Options to be granted are "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. The Plan is administered by an Administrative Committee whom shall serve a one year term. The Administrative Committee is composed of James Ricketts, Kevin Jones and Peter Van Oosterhout who are the Board's Employment Compensation Committee. The Plan became effective on September 28, 1995 when approved by the Board of Directors subject to Shareholder approval and shall terminate on September 28, 2005. Subject to anti-dilution provisions, the Plan may issue Options to acquire upto 1,000,000 shares to Key Employees. The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. The issuance of options pursuant to this Plan is not expected to be a taxable event for receipient until such time that the receipient elects to exercise the option whereon the receipient is expected to be recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise. All Key Employees of the Company and its subsidairies are eligible to participate in the Incentive Stock Options. A Key Employee is defined in the Plan as a Company employee who in the judgement of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan. As of the date of this Proxy Statement the following Plan benefits have been allocated:

Name and Position               Exercise Price      Number of Shares
Subject to Options
Norman E. Meyer                 $1.8125                 50,000(1)
  President/CEO

Dean A. Douglas                 $1.8125                 50,000(1)
  Exec V-P, Secretary

John E. Haggar                  $1.8125                 50,000(1)
  Treasurer

Kevin L. Jones                  $1.8125                 50,000
  Chief Financial Officer

Current Executive Officers      $1.8125                200,000
  as a Group (4 indvl.s)

Larry G. Nelson                 $1.8125                 50,000(1)
  non-executive officer director

Current Non Exec. Officers / Directors                  50,000
  as a Group (3 Individuals)

Non-executive employees         $1.8125                465,000
    (17 Individuals)

(1) In addition to Options granted under the Company's Officer and Directors Stock Option Plan, See Executive and Director Compensation.
  The Board of Directors recommends the approval of the 1995
Incentive Stock Option Plan.





                    VOTING MATTER 3: OTHER BUSINESS

  As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them.


               DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's 1997 annual meeting, including nominations for election as directors must be received at the offices of the Company, 4110 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85251, no later than July 31, 1996.



                       DEAN A. DOUGLAS
                       SECRETARY

Scottsdale, Arizona
November 21, 1995
                                PROXY
             ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD DECEMBER 16, 1995

The undersigned hereby constitutes and appoints Norman E. Meyer and Dean A. Douglas, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the common stock and Class A Preferred Stock of Alanco Environmental Resources Corporation, an Arizona corporation, at the Annual Meeting of Shareholders to be held at the Scottsdale Marriott Suites, 7325 E. 3rd Ave., Scottsdale, Arizona, at 10:00 a.m. Mountain Standard Time, on December 16, 1995, and any and all adjournments thereof, for the following purposes:

 1. The election of eleven (11) Directors of the Company: [Under Cumulative Voting the Shareholders May vote the number of Shares held times the number of directors being elected (11). Shareholders may either vote the number of shares held for each directors or concentrate their votes on a single or group of candidates. For example a Shareholder with 1,000 shares may cast a total of 11,000 votes (# of shares X 11 directors) for all, one or a select number of candidates.]

  ___  FOR all nominees listed below equally among all the nominees
or
  Harold S. Carpenter ______ Shares  John Connelly       _____ Shares
  Steven H. Davis     ______ Shares  Bradley Gordon      _____ Shares
  Kevin L. Jones      ______ Shares  Norman E. Meyer     _____ Shares
  Larry G. Nelson     ______ Shares  James G Ricketts    _____ Shares
  Robert J. Scannell ______ Shares Dennis Schlegel _____ Shares Peter D. Van Oosterhout ______ Shares

2.  To approve the Company's Incentive Stock Option Plan.

  ___  FOR  ___  AGAINST   ___  ABSTAIN

3. To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to
Shareholders furnished therewith.

Dated: _______________, 1995    ______________________________________

                                ______________________________________
                                         Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO ENVIRONMENTAL RESOURCES CORPORATION, 4110 NORTH SCOTTSDALE ROAD, SUITE 200, SCOTTSDALE, ARIZONA 85251. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.